UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

Seres Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

101 Cambridgepark Drive
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Asset Purchase Agreement

On August 5, 2024, Seres Therapeutics, Inc., a Delaware corporation (“Seres” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“SPN”), and a wholly-owned subsidiary of Nestlé S.A., pursuant to which Seres agreed, subject to the satisfaction or waiver of the conditions set forth therein, to sell Seres’ VOWST microbiome therapeutic business (the “VOWST Business”), including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST as provided for in accordance with the terms of the Purchase Agreement (the “Product”) to SPN and its designated affiliates, and SPN and its designated affiliates will assume certain liabilities from Seres, for the following consideration (the “Transaction Consideration”):

(i)	a cash payment, payable upon completion of the transaction (“Closing”), of $100 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG;

(ii)	cash installment payments of $50 million on January 15, 2025 and $25 million on July 1, 2025 (the “Installment Payments”), conditioned on Seres’ material compliance with obligations under the Transition Services Agreement (as described below) to be entered into at Closing between Seres and SPN;

(iii)	prepayment of the $60 million milestone payment tied to the achievement of worldwide annual net sales of the Product of $150 million (the “First Sales Milestone”), payable in cash at Closing (the “Prepaid Milestone”), which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period (as defined below); and

(iv)	future milestone payments of (x) $125 million tied to the achievement of worldwide annual net sales of the Product of $400 million and (y) $150 million tied to the achievement of worldwide annual net sales of the Product of $750 million, during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”) (together, the “Future Milestone Payments” and, together with the Prepaid Milestone, the “Milestone Payments”).

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been paid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. The Installment Payment due on July 1, 2025 will be reduced by an amount related to certain employment obligations assumed by SPN through the period prior to the Closing Date.

Seres and SPN will share 50/50 in the net profit or net loss achieved during the period from the date of Closing until December 31, 2025 (the “Profit Sharing Period”), with the net profit or net loss calculated as (i) the net sales of VOWST in the United States and Canada, plus (ii) other income received in connection with the grant of a license or sublicense with respect to VOWST in the United States and Canada as described in the Purchase Agreement, minus (iii) allowable expenses directly attributable or reasonably allocable to certain development activities, commercialization activities, medical affairs activities, manufacturing activities or other relevant activities, as described in the Purchase Agreement. During the Profit Sharing Period, Seres will reimburse SPN for (i) certain payments under the exclusive license agreement between Seres and Memorial Sloan Kettering Cancer Center, (ii) certain costs incurred in connection with an ongoing post-marketing safety study of VOWST™ and (iii) 80.1% of all rent and other costs due to the landlord under the lease for Seres’ Waltham facility.

Following Closing, Seres expects to focus on advancing SER-155 and Seres’ other wholly-owned cultivated live biotherapeutic candidates to improve patient outcomes for medically vulnerable patient populations with potential to address large commercial opportunities. Following Closing, Seres’ common stock, par value $0.001 per share (“Common Stock”), will continue to be listed on Nasdaq Global Select Market under the ticker symbol “MCRB.”

The Closing is subject to the approval of the transaction by Seres’ stockholders and other customary conditions.

Seres has agreed, subject to certain exceptions with respect to unsolicited bids and the exercise of fiduciary duties by Seres’ board of directors (the “Board”), not to directly or indirectly solicit an Acquisition Proposal (as defined in the Purchase Agreement) or to engage in any discussions concerning, or provide confidential information in connection with any submission, announcement, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal.

Either party may terminate the Purchase Agreement if Closing has not occurred by February 6, 2025. Seres has the right to terminate the Agreement to enter into a Superior Proposal (as defined in the Purchase Agreement) on the terms and subject to the conditions set forth in the Purchase Agreement, which, among other things, would require Seres to reimburse SPN’s expenses in the amount of $4.7 million to SPN in such circumstances. The Purchase Agreement has been unanimously approved by the Board.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Transition Services Agreement

As a condition to Closing, the parties will enter into a transition services agreement in substantially the form set forth as Exhibit H to the Purchase Agreement (the “Transition Services Agreement”). The Transition Services Agreement will provide for services to be performed by Seres in order to facilitate a transition of the business associated with the VOWST Business to SPN and its affiliates. The scope of the transition services is expected to include the provision of certain manufacturing services and certain administrative functions related to the VOWST Business and operations, including the maintenance of certain manufacturing services and the related facility in which such services are currently conducted. Seres will provide the manufacturing services until December 31, 2025 and other services, for a certain period specified in the schedule to the Transition Services Agreement. SPN will agree to pay Seres for certain fixed costs, including a monthly fixed fee for preserved raw material suspension manufacturing, and will reimburse Seres for the costs of any transition services performed by Seres under the Transition Services Agreement. The know-how and other intellectual property generated in connection with the performance of the Transition Services Agreement will be owned by SPN with Seres having a non-exclusive license to such know-how and other intellectual property. During the term of the Transition Services Agreement, upon SPN request, Seres will transfer the manufacturing services to a third party service provider designated by SPN. In the event of a material failure by Seres to maintain the manufacturing facility under the Transition Services Agreement, SPN will have step-in rights to negotiate to enter into a direct lease with the landlord of the manufacturing facility with respect to the portion of such facility used in connection with the VOWST Business or to cause such services to be performed, with any reasonable out-of-pocket costs and expenses incurred in connection therewith reimbursed by Seres.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Services Agreement, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cross-License Agreement

As a condition to Closing, the parties will also enter into a cross-license agreement in substantially the form set forth as Exhibit D to the Purchase Agreement (the “Cross-License Agreement”). Under the Cross-License Agreement, Seres will grant to SPN a perpetual, worldwide, non-exclusive, fully paid-up license under certain issued patents and know-how controlled by Seres that is not transferred to SPN pursuant to the Purchase Agreement and that is used or reasonably useful in connection with the exploitation of the VOWST Business. In the field of the treatment of clostridium difficile infection and recurrent clostridium difficile infection (collectively, the “CDI Field”), the license to SPN would be exclusive to SPN for five years after Closing (the “Exclusivity Period”) and co-exclusive between SPN and Seres following that five year period. Similarly, SPN will grant to Seres a perpetual, worldwide, non-exclusive (except in the CDI Field for five years after Closing, during which time Seres would not have a license), fully paid-up license under all intellectual property that is transferred to SPN pursuant to the Purchase Agreement that is currently used in connection with Seres’ operation of its retained business and any intellectual property developed under the Transition Services Agreement to exploit products containing designed, cultivated, bacterial consortia not manufactured using human stool in the CDI and CDI Field and all products in any other fields. From and after Closing, certain license agreements between Seres, SPN, and/or their respective affiliates will terminate and be of no further force or effect, except as contemplated by the Purchase Agreement.

The foregoing description of the Cross-License Agreement does not purport to be complete and is qualified in its entirety by reference to the Cross-License Agreement, the form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

Concurrently with the execution of the Purchase Agreement, Seres’ directors and executive officers and certain stockholders affiliated with Flagship Pioneering, Inc. entered into support agreements with Seres and SPN (the “Support Agreements”), pursuant to which, among other things and subject to the terms and conditions therein, such parties agreed, solely in their capacities as holders of shares of Common Stock (collectively, the “Subject Shares”), to vote all Subject Shares beneficially owned by such parties at every meeting of the stockholders of Seres (including the special meeting to consider the transactions contemplated by the Purchase Agreement) (i) in favor of adopting and approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement, (ii) against any proposal that would otherwise be reasonably be expected to adversely affect the transactions contemplated by the Purchase Agreement, (iii) against any Acquisition Proposal, and (iv) in favor of approving any proposal to adjourn or postpone the special meeting of stockholders to a later date, if there are not sufficient votes for the adoption of the Purchase Agreement on the date on which such meeting is held. In addition, each stockholder party to a Support Agreement provided an irrevocable proxy to SPN to vote such party’s Subject Shares in favor of adopting and approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, the forms of which are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement

As a condition to Closing, Seres and SPN will enter into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which SPN will agree to purchase 14,285,715 shares (the “Shares”) of Common Stock at Closing, at a purchase price per share of $1.05, for an aggregate purchase price of $15 million. Under the terms of the Securities Purchase Agreement, SPN will agree not to sell or transfer the Shares for a period of six months after Closing, subject to certain customary exceptions. Seres will agree to register the resale of the Shares by SPN within 90 days of Closing. In addition, under the terms of the Securities Purchase Agreement, for as long as SPN, together with its affiliates, beneficially owns at least 10% of Seres’ outstanding shares of Common Stock, Seres will agree to take such action within its control to include one individual designated by SPN in the slate of nominees recommended by the Board (or the applicable committee of the Board) to Seres’ stockholders for election to the Board at the applicable stockholder meeting. The Securities Purchase Agreement will contain customary representations and warranties and closing conditions.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lease-Related Agreements

As a condition to Closing, the parties will also enter into assignment and assumption of lease agreements, in substantially the form set forth as Exhibit C to the Purchase Agreement (the “Assignment and Assumption Agreements”). Under the Assignment and Assumption Agreements, Seres will assign to SPN or its designated affiliates the Company’s rights in, to and under certain real property leases, and SPN or its designated affiliates will assume the liabilities related thereto.

Employee Support Agreement

As a condition to Closing, the parties will also enter into an employee support agreement, in substantially the form set forth as Exhibit K to the Purchase Agreement (the “Employee Support Agreement”). Under the Employee Support Agreement, among other things and subject to the terms and conditions therein, certain Seres employees related to the VOWST Business who accept employment with SPN or one of its designated affiliates will provide the services they provided to Seres prior to the Transaction to SPN, as well as other services as SPN may reasonably request, from Closing until the day prior to the beginning of SPN’s or its designated affiliate’s next pay period following the Closing. SPN will reimburse Seres’ out of pocket costs in connection with such employees’ services, including certain compensation and benefits paid or provided to such employees pursuant to the terms of the Employee Support Agreement.

The foregoing description of the Employee Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Employee Support Agreement, the form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Concurrently with the execution of the Purchase Agreement, Seres, SPN and Bacthera AG entered into an Assignment and Termination of Manufacturing Agreement (the “Termination of Bacthera Manufacturing Agreement”), pursuant to which the parties agreed that concurrently with the Closing, Seres will assign to SPN that certain Long Term Manufacturing Agreement, dated November 8, 2021, as amended by that certain Amendment to the Long Term Manufacturing Agreement, dated December 14, 2022 (the “Manufacturing Agreement”) between Seres and Bacthera AG, and, immediately thereafter, the Manufacturing Agreement will be terminated by mutual agreement, upon the terms and subject to the conditions set forth therein. Pursuant to the Termination of Bacthera Manufacturing Agreement, concurrently with the Closing, SPN will pay a specified amount to Bacthera AG in full and final settlement of all outstanding liabilities owed to Bacthera AG pursuant to the Manufacturing Agreement. The Manufacturing Agreement governed the general terms under which Bacthera AG agreed to (i) construct a dedicated full-scale production suite for Seres at Bacthera AG’s Microbiome Center of Excellence in Visp, Switzerland; and (ii) provide manufacturing services to Seres for SER-109.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Form 8-K regarding the Securities Purchase Agreement and the proposed issuance and sale of the Shares are incorporated by reference into this Item 3.02. The Shares will be issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) promulgated pursuant to the Securities Act. SPN will represent that it is an accredited investor, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 5, 2024, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.*
10.1	Form of Securities Purchase Agreement, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.
10.2	Form of Transition Services Agreement, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A. +
10.3	Form of Cross-License Agreement, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.
10.4	Form of Employee Support Agreement, by and between Seres Therapeutics, Inc. and Société des Produits Nestlé S.A.
99.1	Form of Support Agreement, dated August 5, 2024, by and between Seres Therapeutics, Inc., Société des Produits Nestlé S.A. and certain directors and executive officers of Seres Therapeutics, Inc.
99.2	Form of Support Agreement, dated August 5, 2024, by and between Seres Therapeutics, Inc., Société des Produits Nestlé S.A. and certain stockholders affiliated with Flagship Pioneering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
+	Exhibits marked with a (+) exclude certain portions of the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the omitted portions will be furnished to the SEC upon request.

Important Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Seres and SPN. Seres intends to file a proxy statement and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with a special meeting of Seres’ stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Seres and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF SERES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SERES AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Seres with the SEC at the SEC’s website at www.sec.gov or from Seres at its website at ir.serestherapeutics.com.

Participants in the Solicitation

Seres and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Seres’ stockholders in connection with the proposed transaction will be set forth in Seres’ definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Seres’ stockholders. You may also find additional information about Seres’ directors and executive officers in Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 5, 2024, Seres’ Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the proposed transaction. Forward-looking statements may be identified by the context of the statement and generally arise when Seres or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “plans,” “intends,” “targets,” “aims,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” “could,” “should,” “would,” “may,” “seeks,” “might,” “predicts,” “projects,” or other similar expressions, or the negative of these terms or comparable terminology. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on our current plans and expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Seres’ control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, without limitation: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, including in circumstances requiring Seres to reimburse certain SPN expenses; (2) the failure of Seres to obtain stockholder approval for the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (3) the effect of the announcement of the proposed transaction on Seres’ ability to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on Seres’ operating results and businesses generally; (4) the risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (5) the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; (6) the failure of Seres to receive conditional portions of the Transaction Consideration, including the Installment Payments and the Milestone Payments, as contemplated by the Purchase Agreement and the uncertainty of the timing of any receipt of any such payments; (7) the significant costs, fees and expenses related to the proposed transaction; (8) the disruption of management’s attention in delivering services under the Transaction Services Agreement; (9) the uncertainty of the quantum of Seres’ 50% share of the net profit/net loss during the profit sharing period of the Closing date until December 31, 2025 and the impact on Seres’ reported results and liquidity; (10) the uncertainty of the results and effectiveness of the use of proceeds from the proposed transaction; (11) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Seres and/or its directors, executive officers or other related persons; and (12) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be completed within the expected time period or at all.

These and other risks and uncertainties are identified in more detail in Seres reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in Seres’ Annual Report on Form 10-K for the year ended December 31, 2023, Seres’ Quarterly Report on Form 10 Q for the fiscal quarter ended on March 31, 2024, filed with the SEC on May 8, 2024, and other subsequent periodic reports that Seres files with the SEC. Seres undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date:	August 6, 2024	By:	/s/ Eric D. Shaff
		Name:	Eric D. Shaff
		Title:	President and Chief Executive Officer